SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 26, 2003

INTERLAND, INC.

(Exact name of registrant as specified in charter)

Minnesota	000-17932	41-1404301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree Center Avenue Suite 500 Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number including area code: (404) 720-8301

N/A

        (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

         Not Applicable.

(b) Pro Forma Financial Information.

         Not Applicable.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release

ITEM 9. REGULATION FD DISCLOSURE.

        This information, furnished under this “Item 9. Regulation FD Disclosure,” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

        The information in this Form 8-K is furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        On June 26, 2003, Interland, Inc. issued a two-part press release regarding its financial results for its third fiscal quarter ended May 31, 2003. Interland hereby incorporates by reference herein the information set forth in its Press Release dated June 26, 2003, a copy of which is annexed hereto as Exhibit 99.1

        The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. These non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company’s on-going financial results and trends and believes that as a result, this information will be useful to investors. The disclosure in this Form 8-K of any financial information shall not constitute an admission that such information is material. Pursuant to the requirements of Regulation G, Interland has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Interland, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 26, 2003	INTERLAND, INC.
By: /s/ Allen L. Shulman
Allen L. Shulman Senior Vice President, Chief Financial Officer, and General Counsel (Principal Financial Officer)